UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 6, 2024

SOLAREDGE TECHNOLOGIES, INC
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Hamada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SEDG	NASDAQ (Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ◻

Item 5.02. Other Events Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On and effective November 6, 2024, the Board of Directors (the “Board”) of SolarEdge Technologies, Inc. (the “Company”) appointed Mr. Guy Gecht to the Board as a Class II director, with an initial term expiring at the 2025 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal. Mr. Gecht has also been appointed to the Audit Committee and to the Technology Committee. Mr. Gecht has replaced Ms. Tal Payne, who resigned from the Board on November 5, 2024, effective immediately. The Board thanks Ms. Payne for her years of service with the Company since its initial public offering.

Mr. Gecht brings decades of leadership and board experience to the SolarEdge Board in the fields of technology, AI, and cybersecurity. Mr. Gecht served as Interim CEO of Logitech (Nasdaq: LOGI) from June to December 2023, and as CEO of Electronics for Imaging (EFI) from 2000 to 2018. Prior to joining EFI, Mr. Gecht worked for several startups in software leadership roles and was the Chief Technology Officer of Apple Israel. Mr. Gecht also served on the Board of Directors of Check Point Software Technologies (Nasdaq: CHKP) from 2006 to 2024 and was the Lead Independent Director from 2020 to 2024. Mr. Gecht holds a BS. degree in computer science and mathematics from Ben Gurion University in Israel.

As compensation for his service as a director, Mr. Gecht will be eligible to receive compensation under the Company’s director compensation program as described in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 26, 2024.

There are no transactions involving Mr. Gecht that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

In addition, on November 6, 2024, the Company announced that the Board appointed Mr. Avery More as the Chairman of the Board, effective immediately, replacing Mr. Nadav Zafrir who previously served as Chairman of the Board.

A press release announcing Mr. Gecht’s appointment to the Board and Mr. More’s appointment as Chairman of the Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release, dated November 6, 2024
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: November 6, 2024	By: /s/ Rachel Prishkolnik
Name: Rachel Prishkolnik Title: Vice President General Counsel and Corporate Secretary